UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 31, 2005

SOMERA COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27843	77-0521878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 S. Northpoint Drive

Coppell, Texas 75019

(Address of principal executive offices, including zip code)

(972) 304-5660

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 31, 2005, Somera Communications, Inc. (the “Company”) received a letter from The Nasdaq Stock Market informing the Company that for the last thirty consecutive business days, the bid price of the Company’s common stock has closed below the minimum $1.00 per share requirement for continued inclusion set by Marketplace Rule 4450(a)(5), and that, in accordance with Marketplace Rule 4450(e)(2), the Company is being provided 180 calendar days, or until May 1, 2006, to regain compliance. The Company may regain compliance with Marketplace Rule 4450(a)(5) if prior to May 1, 2006, the bid price of the Company’s common stock has closed at or above $1.00 per share for a minimum of ten consecutive trading days (or such longer period of time as may be required by Nasdaq, in its discretion). The Company intends to monitor the bid price for its common stock between now and May 1, 2006, and consider various options available to the Company if its common stock does not trade at a level that is likely to regain compliance.

On November 1, 2005, the Company issued a press release regarding the Nasdaq’s notice letter discussed above. The press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated as of November 1, 2005, entitled “Somera Communications Receives Nasdaq Deficiency Notification.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMERA COMMUNICATIONS, INC.

By:	/s/ DAVID W. HEARD
David W. Heard President and Chief Executive Officer

Date: November 2, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated as of November 1, 2005, entitled “Somera Communications Receives Nasdaq Deficiency Notification.”